Exhibit 99.1

Terns Pharmaceuticals Reports Third Quarter 2021 Financial Results and Corporate Highlights

-Top-line data readout from TERN-201 (VAP-1) clinical trial in NASH expected in 1Q 2022

-Positive top-line data from TERN-501 (THR-β) demonstrated clinical proof of concept, enabling the planned initiation of NASH trial in 1H 2022

-Multiple abstracts detailing positive clinical data for TERN-101 and TERN-501 presented at AASLD 2021

-Cash and equivalents of $177 million provides runway into 2024

FOSTER CITY, Calif., Nov. 15, 2021 – Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates to address serious diseases such as non-alcoholic steatohepatitis (NASH), today reported financial results for the third quarter ended September 30, 2021 and corporate highlights.

“Recent positive clinical data for TERN-101 and TERN-501 presented at AASLD validate part one of Terns’ strategy, which is demonstrating monotherapy proof of concept. Notably, TERN-501 produced significant and dose-dependent changes in sex hormone binding globulin (SHBG), a marker of target engagement linked to NASH efficacy, suggesting that it has potential to be a best-in-class THR-β agonist. We look forward to the top-line data readout from the AVIATION Trial of TERN-201 in the first quarter of 2022, which could mark our third clinical candidate with promising monotherapy data,” said Senthil Sundaram, chief executive officer at Terns. “I am proud of the quality of execution at Terns and the momentum with which we are advancing our pipeline towards the second part of our strategy: achieving compelling and differentiated efficacy results in studies involving multiple clinically validated mechanisms of action. With this goal in mind, we are excited to move towards the planned initiation in the first half of 2022 of Terns’ first clinical trial in NASH patients including both monotherapy and combination arms of TERN-101 and TERN-501.”

Recent Developments and Anticipated Milestones

TERN-201: Vascular adhesion protein-1 (VAP-1) inhibitor

•
Fully enrolled Part 1 of Phase 1b AVIATION Trial in NASH in September 2021
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Top-line data from AVIATION Part 1 expected in 1Q 2022, including:
o
Key efficacy readout in corrected T1 (cT1) levels, an imaging marker of liver inflammation and fibrosis linked to clinical outcomes
o
Safety, tolerability and plasma VAP-1 activity

TERN-501: Thyroid hormone receptor-beta (THR-β) agonist

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Reported positive top-line data from Phase 1 proof of concept clinical trial in November 2021, including a presentation at AASLD 2021 demonstrating:
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Significant, dose-dependent effects on SHBG, a key pharmacodynamic marker of THR-β engagement linked to NASH histologic efficacy
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TERN-501 was generally safe and well-tolerated with a predictable pharmacokinetic (PK) profile with low variability
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Significant, dose-dependent reductions in atherogenic lipids including low-density lipoprotein (LDL) cholesterol and apolipoprotein B (Apo-B) in all TERN-501 dose groups compared to placebo
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The safety, PK and PD results support continued development of TERN-501 and indicate that it is well-suited for co-formulation with other small molecule NASH agents as an oral, once-daily fixed dose combination
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Data support plans to initiate in 1H 2022 Terns’ first NASH trial of a THR-β agonist (TERN-501) alone and in combination with a farnesoid X receptor (FXR) agonist (TERN-101)

TERN-101: Liver-distributed FXR agonist

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Presented positive data from Phase 2a LIFT clinical trial in NASH at AASLD’s The Liver Meeting® Digital Experience 2021, which demonstrated:
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cT1 declined significantly as early as Week 6 with persistent decreases through Week 12 in all TERN-101 groups compared to placebo, with cT1 changes at Week 6 strongly correlated with changes at Week 12
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TERN-101 treatment led to study population shifts to cT1 categories associated with lower risk of clinical events in chronic liver disease patients
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In 10 and 15 mg groups of TERN-101, numerical reductions in alanine aminotransferase (ALT) and MRI protein density fat fraction (MRI-PDFF) were observed, with significant reductions in gamma glutamyl transferase (GGT) in all dose groups
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TERN-101 was overall safe and well-tolerated at all doses studied with no discontinuations due to adverse events, including pruritus
o
In 5 and 10 mg groups of TERN-101, no differences from placebo in LDL cholesterol and high-density lipoprotein (HDL) cholesterol percentage change from baseline to Week 12 were observed

GLP1-R: Oral, small-molecule glucagon-like peptide-1 (GLP1) receptor agonist

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Driven by computational interaction mapping, chemical synthesis and in vitro characterization of approximately 100 GLP-1R agonist compounds; lead candidates currently undergoing higher species in vivo profiling
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Synthetic GLP-1 peptides have been approved for indication such as diabetes and obesity, which are conditions often accompanying NASH
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Development candidate anticipated to be designated as TERN-601 in 4Q 2021

Key Appointments

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Ann E. Taylor, M.D. joined the Board of Directors in September 2021, bringing more than 35 years of experience in drug development, having served most recently as chief medical officer of AstraZeneca plc
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Pamela Danagher joined Terns as vice president and head of regulatory affairs in August 2021, bringing more than 20 years of experience in the pharmaceutical and biotechnology sectors

Third Quarter Financial Results

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Cash Position: As of September 30, 2021, cash, cash equivalents and marketable securities were $177.2 million as compared with $74.9 million as of December 31, 2020. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2024
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Research and Development (R&D) Expenses: R&D expenses were $7.2 million for the quarter ended September 30, 2021, as compared with $5.4 million for the quarter ended September 30, 2020
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General and Administrative (G&A) Expenses: G&A expenses were $4.7 million for the quarter ended September 30, 2021, as compared with $3.3 million for the quarter ended September 30, 2020
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Net Loss: Net loss was $11.8 million for the quarter ended September 30, 2021, as compared with $11.6 million for the quarter ended September 30, 2020

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$7,153	$5,404	$21,849	$20,259
General and administrative	4,715	3,333	14,133	7,998
Total operating expenses	11,868	8,737	35,982	28,257
Loss from operations	(11,868)	(8,737)	(35,982)	(28,257)
Interest income	49	1	115	53
Change in fair value of loans payable	-	(2,366)	-	(2,366)
Other income (expense), net	4	(387)	30	30
Loss before income tax expense	(11,815)	(11,489)	(35,837)	(30,540)
Income tax expense	(20)	(102)	(73)	(102)
Net loss	(11,835)	(11,591)	(35,910)	(30,642)
Net loss attributable to noncontrolling interest	-	(156)	-	(518)
Net loss attributable to common stockholders - basic and diluted	$(11,835)	$(11,435)	$(35,910)	$(30,124)

Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(37.82)	$(1.64)	$(111.38)
Weighted average common stock outstanding, basic and diluted	25,148,336	302,336	21,842,706	270,463

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	September 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$177,196	$74,854
Total assets	179,890	92,290
Total liabilities	7,734	23,698
Preferred stock	-	186,033
Total stockholders’ equity (deficit)	172,156	(117,441)

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates to address serious diseases such as non-alcoholic steatohepatitis, or NASH. Terns’ pipeline includes three clinical stage development programs including an FXR agonist, a VAP-1 inhibitor and a THR-β agonist, and a preclinical small-molecule GLP-1 receptor agonist program. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities, such as the combination trial of TERN-101 and TERN-501 and the AVIATION Trial of TERN-201 in NASH; the therapeutic potential of the Company’s single-agent and combination therapy candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for NASH; the potential utility and progress of the Company’s product candidates in NASH, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including tolerability, safety, metabolic stability and pharmacokinetic profile; the Company’s ability to continue to execute on its clinical strategy and plans; and the Company’s expectations with regard to its cash runway. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com